UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: January 11, 2011
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10235 (Commission File Number)	36-3555336 (IRS Employer Identification No.)
1925 West Field Court, Suite 200
Lake Forest, Illinois 60045-4824
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☑     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
On January 11, 2011, IDEX Corporation (the “Company”) issued a joint press release with Microfluidics International Corporation (“Microfluidics”), announcing the Company’s proposal to acquire Microfluidics in a cash tender offer for $1.35 per share. A copy of the joint press release announcing the proposal is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Important additional information will be filed with the SEC and distributed to shareholders of Microfluidics.
The tender offer for shares of Microfluidics common stock described in this Current Report on Form 8-K and the exhibit attached hereto has not yet been commenced. The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Microfluidics.
At the time the tender offer is commenced, the Company and its wholly owned subsidiary, Nano Merger Sub, Inc., intend to file with the SEC and mail to Microfluidics stockholders a Tender Offer Statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related tender offer documents, and Microfluidics intends to file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. These documents will contain important information about the Company, Nano Merger Sub, Inc., Microfluidics and the terms and conditions of the tender offer. Investors and security holders are urged to read each of these documents carefully when they are available.
Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents to be filed with the SEC by the Company, Nano Merger Sub, Inc. and Microfluidics through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting the Investor Relations departments of the Company or Microfluidics.
Item 9.01 — Financial Statements and Exhibits.
(d)	Exhibits
99.1	Joint press release issued by IDEX Corporation and Microfluidics International Corporation, dated January 11, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
By:	/s/ Frank J. Notaro
Frank J. Notaro
Vice President — General Counsel and Secretary

January 11, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release issued by IDEX Corporation and Microfluidics International Corporation, dated January 11, 2011